Exhibit 10.3

AMENDMENT NUMBER 1

TO

PROMISSORY NOTE

This Amendment No. 1 to the Promissory Note (this “Amendment”) is executed as of August 6, 2026 by NETCAPITAL INC., a Utah corporation (the “Maker”); and Vanquish Funding Group Inc., a Virginia corporation (“Holder”), to amend the Promissory Note dated June 4, 2026 in favor of Holder (the “Note”).

The Maker and the Holder desire to amend the Note and further agree as follows:

1. Capitalized Terms. Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have meanings ascribed to them in the Note and those definitions are incorporated by reference into this Amendment.

2. Section 4.1 of the Note is hereby deleted and replaced with the following:

“Conversion Right. After the occurrence of an Event of Default, at any time, the Holder shall have the right, to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit B (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 4.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 4.4 hereof.

Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, if the Borrower has not obtained Stockholder Approval, the Borrower shall not issue a number of shares of Common Stock under this Agreement, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions (the “Conversion Limitation”). For purposes of this section, “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the issuance of the shares under this Agreement that, when taken together with any other securities that are required to be aggregated with the issuance of the shares issued under this Agreement for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the issued and outstanding common stock as of the date of definitive agreement with respect to the first of such aggregated transactions.

The Holder shall be entitled to deduct $1,500.00 from the conversion amount in each Notice of Conversion to cover Holder’s deposit fees associated with each Notice of Conversion. Any additional expenses incurred by Holder with respect to the Borrower’s transfer agent, for the issuance of the Common Stock into which this Note is convertible into, shall immediately and automatically be added to the balance of the Note at such time as the expenses are incurred by Holder.”

3. Section 4.2 of the Note is hereby deleted and replaced with the following:

“Conversion Price. The conversion price (the “Conversion Price”) shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%); provided, however, that the conversion price for any conversions during the initial six (6) months of the term of this Note shall not be less than $0.10 per share. “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the or applicable exchange or trading market (the “Trading Market”) as reported by Bloomberg L.P. or, if the Trading Market is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as determined by an independent mutually selected by the Maker and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the Trading Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.”

4. Counterparts and Electronic Means. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Amendment by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Amendment as of the day and year first written above.

5. Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

6. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Virginia applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

NETCAPITAL INC.

By:	/s/ Todd Violette
Todd Violette,
Chief Executive Officer

Vanquish Funding Group Inc.

By:	/s/ Curt Kramer
Curt Kramer,
President

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